EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

SatCon Technology Corporation®

Gary Brandt

VP, Corporate Development

617-897-2407

SATCON TECHNOLOGY REPORTS QUARTERLY RESULTS

FOR THE SECOND QUARTER ENDED APRIL 1, 2006

Company Announces Completion of 100kW Solar Inverter

For The European Market and Sale of First Unit

Boston, MA – May 11, 2006 – SatCon Technology Corporation© (Nasdaq NM: SATC), a developer and manufacturer of power electronic products for the alternative energy markets, today announced its operating results for the second quarter ended April 1, 2006.  Revenue showed modest growth over the first quarter of fiscal 2006 and backlog remains strong and growing at $25.1 million versus $21.5 million for the same period in fiscal 2005. Net loss for the quarter was $3.2 million, or $0.08 per share, compared with a net loss of $2.4 million, or $0.07 per share, for the same period in fiscal 2005.  Net loss for the six months year-to-date was $4.5 million, or $0.12 per share, compared with a net loss of $3.8 million, or $0.12 per share, for the same period in fiscal 2005.

“I am pleased with the progress we are making towards transitioning into a products-oriented business,” commented David Eisenhaure, Chairman and Chief Executive Officer.  “I am also encouraged by the market reception for our alternative energy products.  Our commercial grade solar inverters continue to gain market traction and represent approximately 15 percent of our total corporate revenues for the year-to-date, compared with 10 percent in the prior year.”

Revenue for quarter ended April 1, 2006 was $7.6 million, compared with $8.3 million for the quarter ended April 2, 2005. Revenue for six months ended April 1, 2006 was $14.7 million, compared with $17.5 million for the comparable period ended April 2, 2005.

Operating loss for the quarter ended April 1, 2006 was approximately $3.2 million, compared with $2.1 million operating loss recorded in the quarter ended April 2, 2005.   Operating loss for the six months ended April 1, 2006 was approximately $4.5 million, compared with $3.3 million operating loss recorded for the six months ended April 2, 2005.  On a year-to-date basis, approximately $1.2 million has been invested in new market and product initiatives, which are expected to drive incremental revenue growth over the upcoming quarters.

“The steps we have taken to align our organization with our product and market initiatives will bring clarity and focus to our business,” said David Eisenhaure. “The recent addition of Clemens van Zeyl, an industry veteran, as President of our Power Systems division focused on the Alternative Energy markets is significant and underscores the importance of this emerging market opportunity for SatCon.  We are excited about the prospects for revenue growth in this

division.   In addition, given our strong portfolio of products, technologies and experience in vehicular applications, I am particularly encouraged by the recent traction that HEV and alternative fuel vehicles are achieving in the market and feel that the time is right for us to re-dedicate ourselves to these markets.”

The previously stated milestones and a status update follow:

•                  December 2005: Focus on SatCon core business by selling the Ling Shaker product line. Done.

•                  March 2006: Qualify a 500 kW solar photo-voltaic power control unit product for the California Energy Commission listing. Done.

•                  March 2006: Secure development projects for the U.S. Army’s Future Combat System applications. Done

•                  June 2006:  Book orders for production quantities of HEV motors and converters.  Done

•                  June 2006:  Book an order for a megawatt stationary fuel cell power control unit. Deferred to September 2006

•                  June 2006: Introduce a new design for a Powergate solar photovoltaic inverter in the power range of 100 kw for the European photo-voltaic market. Done

•                  June 2006: Introduce for 2006 delivery a high reliability standard product line of 1 Amp to 5 Amp Class K Low Drop Out Voltage Regulators used in power supplies for space flight and satellite applications. On Track

•                  September 2006: Develop new high-temperature packaging technology for Silicon Carbide power devices. On Track

•                  September 2006: Introduce the PowerPac line of industry leading 15W to 30W non-isolated DC to DC converters for the emerging high reliability distributed power markets. On Track

Commenting on the outlook for SatCon for the remainder of the year, Mr. Eisenhaure said, “Taking into consideration the record level of orders on hand combined with active quotes and supply agreements, we are expecting to show improvement in revenues in the second half of fiscal 2006.  We are on track with the achievement of our 2006 milestones and I am particularly excited to be entering the European market with our newest product, our 100 kW inverter targeted at the large and rapidly growing European solar market.  The organizational changes we have made are designed to expand our presence in our target markets and accommodate a rationalization of our facilities – both of which are expected to contribute to improved financial results. ”

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of electronics and motors for the Alternative Energy, Hybrid-Electric Vehicle, Grid Support, High Reliability Electronics and Advanced Power Technology markets.  For further information, please visit the SatCon website at www.satcon.com.

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will continue to maintain this level of new orders or that it can successfully deliver the components and systems ordered. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

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SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Revenue:
Product revenue	$6,660,557	$7,131,571	$12,698,586	$15,401,795
Funded research and development and other revenue	946,281	1,141,757	2,025,333	2,054,622
Total revenue	7,606,838	8,273,328	14,723,919	17,456,417
Operating costs and expenses:
Cost of product revenue	5,845,145	6,465,842	11,646,978	13,684,541
Research and development and other revenue expenses:
Funded research and development and other revenue expenses	978,007	946,293	2,089,109	1,693,693
Unfunded research and development expenses	560,082	90,188	820,478	135,504
Total research and development and other revenue expenses	1,538,089	1,036,481	2,909,587	1,829,197
Selling, general and administrative expenses	3,359,374	2,799,801	5,847,226	5,321,881
Amortization of intangibles	111,671	111,671	223,342	223,342
Gain on sale of assets	—	—	(1,442,915)	—
Restructuring costs	—	—	—	(255,612)
Total operating costs and expenses	10,854,279	10,413,795	19,184,218	20,803,349
Operating loss	(3,247,441)	(2,140,467)	(4,460,299)	(3,346,932)
Net unrealized gain on warrants to purchase common stock	—	(28,975)	—	(7,036)
Other income (expense)	20,837	(111,366)	16,440	(129,422)
Interest income	95,299	9,287	142,397	11,105
Interest expense	(102,548)	(94,759)	(240,118)	(326,435)
Net loss	$(3,233,853)	$(2,366,280)	$(4,541,580)	$(3,798,720)
Net loss per weighted average share, basic and diluted	$(0.08)	$(0.07)	$(0.12)	$(0.12)

Weighted average number of common shares, basic and diluted	38,524,241	33,249,055	38,440,108	31,181,906

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SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	April 1, 2006	September 30, 2005
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,805,594	$6,627,352
Restricted cash and cash equivalents	84,000	84,000
Accounts receivable, net of allowance of $752,047 and $651,463 at April 1, 2006 and September 30, 2005, respectively	5,254,971	6,473,665
Unbilled contract costs and fees	132,454	147,938
Inventory	6,441,883	7,017,419
Prepaid expenses and other current assets	765,574	587,083
Total current assets	$19,484,476	$20,937,457
Property and equipment, net	3,227,574	3,662,746
Goodwill, net	704,362	704,362
Intangibles, net	1,605,193	1,867,118
Other long-term assets	566,934	560,021
Total assets	$25,588,539	$27,731,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$2,000,000	$—
Current portion of long-term debt	158,269	167,588
Accounts payable	3,251,198	3,363,878
Accrued payroll and payroll related expenses	1,622,344	1,563,332
Other accrued expenses	1,717,932	2,225,003
Accrued contract losses	84,779	84,779
Deferred revenue	2,431,142	2,139,434
Total current liabilities	$11,265,664	$9,544,014
Redeemable convertible Series B preferred stock (425 shares issued and outstanding; face value $5,000 per share; liquidation preference 100%)	2,125,000	2,125,000
Long-term debt, net of current portion	76,416	143,590
Other long-term liabilities	333,004	316,844
Total Liabilities	$13,800,084	$12,129,448

Commitments and contingencies (Note H)

Stockholders’ equity:
Common stock; $0.01 par value, 100,000,000 and 50,000,000 shares authorized at April 1, 2006 and September 30, 2005, respectively; 38,605,662 and 38,283,208 shares issued and outstanding at April 1, 2006 and September 30, 2005, respectively	386,057	382,832
Additional paid-in capital	154,004,731	153,239,276
Accumulated deficit	(142,447,680)	(137,906,100)
Accumulated other comprehensive loss	(154,653)	(113,752)
Total stockholders’ equity	$11,788,455	$15,602,256
Total liabilities and stockholders’ equity	$25,588,539	$27,731,704

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